March 30, 2001



The Board of Directors of Merit Medical Systems, Inc.
1600 West Merit Parkway
South Jordan, Utah 84095

Re: Registration Statement on Form S-8 filed by Merit Medical Systems, Inc. with respect to the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan and the Merit Services Non-Qualified Employee Stock Purchase Plan.

Gentlemen:

         We have acted as counsel to Merit Medical Systems, Inc., a Utah corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the issuance of up to 180,000 shares of the Company's common stock, no par value, (the "Common Stock") under the Merit Medical
Systems, Inc. 1996 Employee Stock Purchase Plan and up to 70,000 shares of Common Stock under the Merit Services Non-Qualified Employee Stock Purchase Plan (both plans collectively, the "Plans").

         In that capacity, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and the by-laws of the Company, as amended through the date hereof, resolutions of the Company's Board of Directors and its Compensation Committee, and such other documents and corporate records relating to the Company and the Common Stock to be issued under the Plans as we have deemed appropriate. In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

         Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the Common Stock will be, when issued in accordance with the terms of the Plans, valid and binding obligations of the Company, enforceable in accordance with the terms of the Plans, subject to applicable bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         We hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 By: /s/ PARR WADDOUPS BROWN GEE & LOVELESS
                                 ------------------------------------------
                                         PARR WADDOUPS BROWN GEE & LOVELESS

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merit Medical Systems, Inc. on Form S-8 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Merit Medical Systems, Inc. for the year ended December 31, 2000.


By: /s/ DELOITTE & TOUCHE LLP
- -----------------------------
        DELOITTE & TOUCHE LLP


Salt Lake City, Utah
March 29, 2001

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